Section 16 Limited Power of Attorney

 I, Kenneth Levy, in my capacity as an officer and/or director of Extreme Networks, Inc. (the "Company") hereby constitute and appoint each of William Slakey, Rebecca Guerra, Megan Buckley, J. Howard Clowes

and Elizabeth O'Callahan, individually and with full power of substitution, my true and lawful Attorney-in-Fact, in my name and on my behalf to,:

1. prepare, execute, deliver and file with the United States

Securities and Exchange Commission, any national securities exchange and Extreme Networks, Inc. (the "Company") any and all reports (including any amendment thereto) of the undersigned required or considered advisable under Section 16(a) of the Securities Exchange Act of 1934, as amended

(the "Exchange Act"), and the rules and regulations thereunder, with respect to the equity securities of the Company, including Form 3

(Initial Statement of Beneficial Ownership of Securities), Form 4

(Statement of Changes in Beneficial Ownership), and Form 5 (Annual

Statement of Changes in Beneficial Ownership); and

2. seek or obtain, as my representative and on my behalf,

information on transactions in the Company's equity securities from any third party, including the Company, brokers, dealers, employee benefit plan administrators and trustees, and I hereby authorize any such third party to release any such information to the Attorney-in-Fact.

 I acknowledge that:

1. this Limited Power of Attorney authorizes, but does not

require, the Attorney-in-Fact to act at his or her discretion on information provided, without independent verification of such information;

2. any documents prepared and/or executed by the

Attorney-in-Fact on my behalf, pursuant to this Limited Power of

Attorney, will be in a form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;

3. neither the Company nor the Attorney-in-Fact assumes

any liability for my responsibility to comply with the requirements of Section 16 of the Exchange Act, any of my liability for any failure to comply with such requirements, or any of my liability for disgorgement of profits under Section 16(b) of the Exchange Act; and

4. this Limited Power of Attorney does not relieve me from responsibility for compliance with my obligations under Section

16 of the Exchange Act, including, without, limitation, the reporting requirements under Section 16(a) of the Exchange Act.

 I hereby grant to each such Attorney-in-Fact the full power and authority to do and perform any and every act requisite, necessary, or proper to be done in the exercise of any of the rights and powers granted herein, as fully to all intents and purposes as I might do if personally present.  I hereby ratify and confirm all that such Attorney-in-Fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers granted herein.  I hereby acknowledge that the foregoing Attorneys-in-Fact, in serving in such capacity at my request,

are not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

 This Power of Attorney shall remain in full force and effect until

I am no longer required to file Forms 3, 4, and 5 with respect to my holdings of and transactions in securities issued by the Company, unless earlier revoked in a signed writing delivered to the VP General Counsel of the Company.

 IN WITNESS WHEREOF, the undersigned has caused this Power of

Attorney to be executed as of this 29th day of September, 2004.

Signature:  /s/ Kenneth Levy

Print Name:  Kenneth Levy